Exhibit 15.1

Acknowledgment of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Stockholders and Board of Directors of

Armada Hoffler Properties, Inc.

We are aware of the incorporation by reference of our report dated May 5, 2015 relating to the unaudited condensed interim consolidated financial statements of Armada Hoffler Properties, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2015 in the following Registration Statements of Armada Hoffler Properties, Inc.:

•	333-188545 on Form S-8, dated May 10, 2013

•	333-196473 on Form S-3, dated June 2, 2014

/s/ Ernst & Young LLP

Richmond, Virginia

May 5, 2015